UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2021

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Park Avenue
New York, New York 10016
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NYMT	NASDAQ	Stock Market

7.75% Series B Cumulative Redeemable Preferred Stock,	NYMTP	NASDAQ	Stock Market
par value $0.01 per share, $25.00 Liquidation Preference

7.875% Series C Cumulative Redeemable Preferred Stock,	NYMTO	NASDAQ	Stock Market
par value $0.01 per share, $25.00 Liquidation Preference

8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock,	NYMTN	NASDAQ	Stock Market
par value $0.01 per share, $25.00 Liquidation Preference

7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock,	NYMTM	NASDAQ	Stock Market
par value $0.01 per share, $25.00 Liquidation Preference
6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock,	NYMTL	NASDAQ	Stock Market
par value $0.01 per share, $25.00 Liquidation Preference

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2021, the Board of Directors (the “Board”) of New York Mortgage Trust, Inc. (the “Company”), on the recommendation of the Nominating and Corporate Governance Committee of the Board, unanimously approved the appointment of Audrey E. Greenberg as a director of the Company, effective as of July 9, 2021, to serve until the 2022 annual meeting of stockholders or until such time as her successor is elected and qualified. The Board also appointed Ms. Greenberg as a member of the Investment Committee of the Board. Concurrent with the appointment of Ms. Greenberg to the Board and in accordance with Article III, Section 2 of the Company’s bylaws, the Board also approved a resolution increasing the size of the Board to eight directors.

Ms. Greenberg, 49, is currently Executive Managing Director and a member of the board of directors of Discovery Labs and its sister company, Center for Breakthrough Medicines, a biopharma real estate and services platform enabling the path to commercialization for novel cell and gene therapies. Before she co-founded Discovery Labs in 2019, Ms. Greenberg was Senior Vice President of Exeter Property Group during 2018. Prior to her employment at Exeter Property Group, Ms. Greenberg was Interim Chief Financial Officer and Consultant at Pine Hill Group from 2016 to 2018. Ms. Greenberg was Chief Financial Officer of Statebridge Company from 2013 to 2015. In 2013, Ms. Greenberg was Chief Financial Officer of WJ Bradley. From 2010 to 2013, Ms. Greenberg was an independent consultant. From 2009 to 2010, Ms. Greenberg was Chief Financial Officer and Principal of CBRE Global Investors. From 2007 to 2009, Ms. Greenberg was Chief Financial Officer and Senior Vice President of ING Clarion Partners. Ms. Greenberg was Principal and Chief Financial Officer of Phoenix Realty Group from 2001 to 2004. Prior to joining Phoenix Realty Group, Ms. Greenberg served in various investment banking and accounting roles. Ms. Greenberg holds a B.S. in Business Administration from the University of Arizona and an M.B.A. from the Wharton School of the University of Pennsylvania.

The Board has determined that Ms. Greenberg qualifies as independent in accordance with the listing requirements of the Nasdaq Stock Market LLC (“Nasdaq”) and the Company’s Corporate Governance Guidelines. With the addition of Ms. Greenberg, six of the eight directors of the Company qualify as independent in accordance with the listing requirements of Nasdaq and the Company’s Corporate Governance Guidelines.

For her services as an independent director, Ms. Greenberg will receive the same fees and compensation as other independent directors for similar services. A description of the fees and compensation paid to independent directors of the Company is set forth under the section entitled “Compensation of Directors” in the Company’s 2020 proxy statement filed on April 28, 2021, which section is incorporated by reference herein. As of the date of this Current Report on Form 8-K, the structure of the Company’s 2021 compensation program for independent directors, which includes a cash retainer and annual equity grant, remains unchanged from the compensation structure for independent directors that was utilized in 2020. In addition, Ms. Greenberg will enter into an indemnification agreement with the Company in the same form that the Company has entered into with its other directors.

There were no arrangements or understandings pursuant to which Ms. Greenberg was elected as a director, and there are no related party transactions between the Company and Ms. Greenberg reportable under Item 404(a) of Regulation S-K.

Item 7.01.    Regulation FD Disclosure.

On July 9, 2021, the Company issued a press release (the “Press Release”) announcing Ms. Greenberg’s appointment to the Board.

A copy of the Press Release is furnished hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release dated July 9, 2021.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: July 9, 2021	By:	/s/ Kristine R. Nario-Eng
Kristine R. Nario-Eng
Chief Financial Officer